UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Global Settlement Agreement

On October 18, 2010, Wilhelmina International, Inc. (the “Company”), together with Newcastle Partners, L.P. (“Newcastle”),  Dieter Esch (“Esch”), Lorex Investments AG (“Lorex”), Brad Krassner (“Krassner”) and Krassner Family Investments Limited Partnership (“Krassner L.P.” and together with Esch, Lorex and Krassner, the “Control Sellers”) entered into a Global Settlement Agreement (the “Settlement Agreement”).  Under the Settlement Agreement, (i) a total of 18,811,686 shares of common stock of the Company currently held in escrow (the “Escrowed Shares”) for purposes of satisfying a post closing adjustment to the purchase price under that certain agreement among the Company, the Control Sellers and certain other parties dated August 25, 2008, as amended (the “Acquisition Agreement”), will be released to the Control Sellers, (ii) all the Company’s future earn-out obligations relating to the operating results of the Company’s Artist Management Division (“WAM”) under the Acquisition Agreement are cancelled and (iii) (A) approximately 39% (representing the amount that would otherwise be paid to Krassner L.P.) of the first $2 million of the Company’s earn-out obligations relating to the operating results of the Company’s Miami subsidiary under the Acquisition Agreement (the “Miami Earnout”) is cancelled and (B) approximately 69% (representing the amounts that would otherwise be paid in the aggregate to Krassner L.P. and Lorex) of any such Miami Earnout obligation over $2 million is cancelled. With respect to any portion of the Miami Earnout that may become payable, the Company has further agreed not to assert any setoff thereto in respect of (1) any negative closing net asset adjustment determined under the Acquisition Agreement or (2) any divisional loss in respect of WAM. The Company has also agreed to reimburse certain documented legal fees (not to exceed $300,000) of the Control Sellers.

Pursuant to the Settlement Agreement, the parties have agreed to dismiss the litigation currently pending in the U.S. District Court, Southern District of New York concerning the Escrowed Shares.  The parties have also agreed to customary mutual releases and have further agreed to withdraw their respective indemnification claims under the Acquisition Agreement, except that the Company has preserved indemnification rights with respect to certain specified matters.

With respect to corporate governance matters, the Settlement Agreement provides that (i) Newcastle and the Control Sellers shall concurrently enter into an amendment to that certain Mutual Support Agreement dated August 25, 2008, which amendment provides for the addition of two (2) independent directors to the Company’s Board of Directors (the “Board”), subject to a pre-determined selection process (as further described below), and (ii) within six months following the execution of the Settlement Agreement, the Board shall evaluate and consider updates and/or clarifications to the Company’s Bylaws, which updates shall address (a) the advance notice procedures for nominations and stockholder proposals, (b) the Company’s fiscal year and (c) such other matters as the Board determines. The Company also agreed to enter into an amendment to its Rights Agreement to, among other things, rescind the designation of the Control Sellers as Acquiring Persons thereunder (as further described below).

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto.

Mutual Support Agreement Amendment

On October 18, 2010, in connection with the execution of the Settlement Agreement, Newcastle and the Control Sellers entered into an Amendment (the “MSA Amendment”) to the Mutual Support Agreement dated August 25, 2008 (the “Mutual Support Agreement”) for the purpose of providing a procedure for the nomination, election and removal of independent members of the Board.

Pursuant to the MSA Amendment, the parties agreed (i) to cause their representatives serving on the Board to vote to nominate and recommend the election of (a) one individual (the “NP Independent Representative”) selected by Esch and Krassner from a list of at least four Qualifying Unaffiliated Individuals (as defined in the MSA Amendment) pre-approved by Newcastle (two of whom are required to be Enhanced QUIs (as defined in the MSA Amendment)) and (b) one individual (the “Seller Independent Representative” and together with the NP Independent Representative, the “Independent Designees”) selected by Newcastle from a list of at least four Qualifying Unaffiliated Individuals pre-approved by Esch and Krassner (two of whom are required to be Enhanced QUIs (as defined in the MSA Amendment)) and, in the event the Board will appoint directors without stockholder approval, to cause their representatives on the Board to appoint applicable Independent Designee(s) to the Board (including to fill any vacancy caused by the death, incapacity, resignation or removal of an applicable Independent Designee), (ii) to vote their shares of Common Stock to elect the Independent Designees at any meeting of the Company’s stockholders or pursuant to any action by written consent in lieu of meeting pursuant to which directors are to be elected to the Board, and (iii) to vote against and not to propose the removal of either Independent Designee unless both parties vote for such removal.

For purposes of the MSA Amendment, (i) a “Qualifying Unaffiliated Individual” generally means an individual that (a) meets Nasdaq’s independent director standards, (b) is not an affiliate of the parties or the Company or a holder of 5% or more of any class of equity interests in the parties or any of their affiliates (other than the Company) and (c) has or maintains no Economic Relationship (as defined in the MSA Amendment) with any of the parties, the Company or any affiliate thereof, (ii) an individual is generally considered to have an “Economic Relationship” with another person if such individual (or any affiliate thereof) receives (or has received in the prior five years) a material direct financial benefit from such other person (e.g., material salary or fees, material contractual payments under a commercial contract, equity or debt investment proceeds, etc.), (iii) an “Enhanced QUI” generally means an individual that (a) meets the Qualifying Unaffiliated Individual standard and, in addition, (b) is not a Close Long Time Personal Friend (as defined in the MSA Amendment) of the party pre-approving such individual; (iv) a “Close Long Time Personal Friend” of a pre-approving party generally means an individual who has had Meaningful Social Contact (as defined in the MSA Amendment) on at least a monthly basis for at least ten months out of every year starting 1990 or earlier up to the present with Krassner or Esch (if Krassner and Esch are the pre-approving parties) or with Mark Schwarz, John Murray or Evan Stone (if Newcastle is the pre-approving party); and (v) “Meaningful Social Contact” generally means in-person, pre-arranged (between the relevant principals and the Close Long Time Personal Friend) social contact that is one-on-one or involves a group of no more than ten (10) people and which (a) focuses principally on non-professional and non-business related topics and (b) occurs in a non-professional setting (e.g., residential setting, restaurant, etc.); provided that, without limitation, (1) any spontaneous contact (e.g., “running into” each other) in any location (whether or not occurring with frequency) and (2) contact occurring in larger group social setting or event not organized by a relevant principal or the Close Long Time Personal Friend or spouse of either or Close Long Time Personal Friend of both (e.g., a party at a third party’s home or club, a class, football game, concert, etc.) are expressly excluded as “Meaningful Social Contact”.

Pursuant to the MSA Amendment, the parties have agreed to an annual selection process with respect to the Independent Designees.  A list of pre-approved nominees meeting the applicable standards is required to be delivered to the other party (i) with respect to the 2010 annual meeting of stockholders, no later than the date that is one week from the date of execution of the MSA Amendment, (ii) with respect to the 2011 annual meeting of stockholders, no later than February 15, 2011 and (iii) with respect to each annual meeting of stockholders thereafter, no later than the date that is seventy-five (75) calendar days prior to the mailing date of the proxy statement for the prior year’s annual meeting.  The MSA Amendment also contains procedures for the re-nomination of Independent Designees who were previously appointed or elected to the Board in lieu of the annual selection process.

In addition to the obligations set forth above, the parties also agreed under the MSA Amendment (i) to vote against and not to propose (a) any amendment to the Company’s Certificate of Incorporation or Bylaws or the adoption of any other corporate measure that (1) reduces or fixes the size of the Board below seven (7) directors or increases or fixes the size of the Board in excess of seven (7) directors or (2) provides that directors shall be elected other than on an annual basis and (ii) not to seek to advise, encourage or influence (or form, join or in any way participate in any “group” or act in concert with) any other person with respect to the voting of any Company voting securities inconsistent with the foregoing.  Pursuant to the MSA Amendment, the parties also agreed that, beginning with the 2010 annual meeting of stockholders and so long as the Mutual Support Agreement remains in effect, the parties will cause their representatives on the Board to vote to maintain the size of the Board at seven (7) directors, unless otherwise agreed to by the respective Board designees of the parties.

The obligations of the parties under the MSA Amendment terminate consistent with the terms of the underlying Mutual Support Agreement; provided that if a party proposes to transfer shares of the Company’s common stock subject to any agreement, arrangement or understanding that provides for (i) the re-possession or re-purchase of all or any portion of the transferred shares by such party at a later date, (ii) a lien on all or any portion of the transferred shares in favor of such party or (iii) such party’s continuing beneficial ownership of all or any portion of the transferred shares, the transferring party shall be in breach if it does not require, as a condition to such transfer, that effective upon such transfer the transferee(s) become bound by all obligations under the Mutual Support Agreement.

The foregoing description of the MSA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the MSA Amendment, which is attached as Exhibit 10.2 hereto.

Amendment to Bank of New York Mellon Rights Agreement

On October 18, 2010, in connection with the execution of the Settlement Agreement, the Company entered into the Eleventh Amendment (the “Eleventh Amendment”) to that certain Rights Agreement dated as of July 10, 2006, as amended, by and between the Company and The Bank of New York Mellon Trust Company, as rights agent (“Rights Agreement”).  The Eleventh Amendment, among other things, amends the Rights Agreement to provide that a Distribution Date (as defined in the Rights Agreement) shall not occur with respect to the Share Acquisition Date (as defined in the Rights Agreement) that occurred on February 2, 2010 as a result of the Company’s public announcement on such date that the Control Sellers were Acquiring Persons under the Rights Agreement (the “Esch-Krassner Acquiring Event”).  The Eleventh Amendment also provides that following the date of the Eleventh Amendment, the rights under the Rights Agreement shall not be affected by (i) those certain prior coordination activities among the Control Sellers which preceded the Company’s declaration of the Esch-Krassner Acquiring Event and which did not involve any acquisition of record or beneficial ownership of the Company’s securities other than any deemed acquisition of beneficial ownership by one Control Seller of Company securities owned of record by another Control Seller (including, without limitation, the specific activities described in the Schedules 13D (a) filed by Lorex, Esch and Peter Marty on November 20, 2009 and March 17, 2010 and (b) filed by Krassner L.P., Krassner and Krassner Investments, Inc. on November 20, 2009 and March 16, 2010) and (ii) similar past or future coordination activities between or among any Control Sellers which do not involve any acquisition of record or beneficial ownership of the Company’s securities other than any deemed acquisition of beneficial ownership by one Control Seller of Company securities owned of record by another Control Seller, whether or not reported on any Schedule 13D, including but not limited to (a) holding or expressing similar opinions regarding any matter affecting the Company or (b) coordinating activities as directors or stockholders of the Company (the foregoing clauses (i) and (ii), the “Wilhelmina Control Seller Coordination Activities”).

Specifically, the Eleventh Amendment (i) amends the definition of Acquiring Person (as defined in the Rights Agreement) to provide that, effective as of the date of the Eleventh Amendment, the Control Sellers (each as defined in the Rights Agreement) shall not be deemed to be Acquiring Persons solely by virtue of any Wilhelmina Control Seller Coordination Activities, (ii) provides that, effective as of the date of the Eleventh Amendment, a Distribution Date (as defined in the Rights Agreement) shall not be deemed to have occurred solely by virtue of any Wilhelmina Control Seller Coordination Activities, (iii) provides that, effective as of the date of the Eleventh Amendment, Wilhelmina Control Seller Coordination Activities shall not be deemed to be events that cause the Rights (as defined in the Rights Agreement) to become exercisable and (iv) amends the definition of Triggering Event (as defined in the Rights Agreement) to provide that no Triggering Event shall result solely by virtue of any Wilhelmina Control Seller Coordination Activities.

The foregoing description of the Eleventh Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Eleventh Amendment, which is attached as Exhibit 4.1 hereto.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 with respect to the Eleventh Amendment is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

Press Release

On October 18, 2010, the Company issued a press release announcing the Settlement Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Eleventh Amendment to Rights Agreement dated October 18, 2010 by and between Wilhelmina International, Inc. and The Bank of New York Mellon Trust Company.

10.1
Global Settlement Agreement dated October 18, 2010 by and among Wilhelmina International, Inc., Newcastle Partners, L.P., Dieter Esch, Lorex Investments AG, Brad Krassner and Krassner Family Investments Limited Partnership.

10.2
First Amendment to Mutual Support Agreement dated October 18, 2010 by and among Newcastle Partners, L.P., Dieter Esch, Lorex Investments AG, Brad Krassner and Krassner Family Investments Limited Partnership.

99.1	Press Release dated October 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2010	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ John P. Murray
		Name:	John P. Murray
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Eleventh Amendment to Rights Agreement dated October 18, 2010 by and between Wilhelmina International, Inc. and The Bank of New York Mellon Trust Company.

10.1
Global Settlement Agreement dated October 18, 2010 by and among Wilhelmina International, Inc., Newcastle Partners, L.P., Dieter Esch, Lorex Investments AG, Brad Krassner and Krassner Family Investments Limited Partnership.

10.2
First Amendment to Mutual Support Agreement dated October 18, 2010 by and among Newcastle Partners, L.P., Dieter Esch, Lorex Investments AG, Brad Krassner and Krassner Family Investments Limited Partnership.

99.1	Press Release dated October 18, 2010.